UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2018

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2018, Sorrento Therapeutics, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”) to increase the number of shares of common stock that may be issued under the 2009 Plan by 7,600,000 shares.

The amendment to the 2009 Plan had been previously approved, subject to stockholder approval, by the Company’s Board of Directors. The amendment to the 2009 Plan became effective immediately upon stockholder approval at the Meeting. The 2009 Plan, as amended, is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 24, 2018, the Company held the Meeting. At the Meeting, a total of 94,148,363 shares, or 80.7% of the Company’s common stock issued and outstanding as of the record date, were represented in person or by proxy.

At the Meeting, the Company’s stockholders considered five proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2018, as amended by the supplements to the definitive proxy statement filed with the SEC on July 20, 2018 and August 2, 2018 (the “Proxy Statement”).

Set forth below is a brief description of each matter voted upon at the Meeting and the voting results with respect to each matter.

Proposal No. 1: To elect the following nominees as directors to serve until the Company’s 2019 Annual Meeting of Stockholders.

Nominee	For	Withhold	Broker Non-Votes
Henry Ji, Ph.D.	68,203,686	2,973,556	22,971,121
Dorman Followwill	69,714,213	1,463,029	22,971,121
Kim D. Janda, Ph.D.	66,765,964	4,411,278	22,971,121
David Lemus	69,716,962	1,460,280	22,971,121
Jaisim Shah	67,588,122	3,589,120	22,971,121
Yue Alexander Wu, Ph.D.	67,430,670	3,746,572	22,971,121

Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018.

For	Against	Abstentions	Broker Non-Votes
93,829,678	237,380	81,305	0

Proposal No. 3: To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the SEC.

For	Against	Abstentions	Broker Non-Votes
63,369,473	7,303,956	503,813	22,971,121

Proposal No. 4: To approve an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) to eliminate restrictions on removal of directors.

For	Against	Abstentions	Broker Non-Votes
70,274,092	410,703	492,447	22,971,121

Proposal No. 4 was not approved by the Company’s stockholders as Proposal No. 4 required the affirmative vote of sixty-seven percent (67%) of all outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors to be approved. As disclosed in the Proxy Statement, pursuant to a prior resolution by the Company’s Board of Directors, until such time as the amendment to the Restated Certificate is approved by the Company’s stockholders, the Company will not enforce the director removal provision of the Restated Certificate to the extent it purports to limit removal of directors by stockholders only for cause or only by a supermajority of stockholders.

Proposal No. 5: To approve an amendment to the 2009 Plan to increase the maximum number of shares authorized for issuance under the 2009 Plan by 7,600,000 shares from 11,260,000 shares to 18,860,000 shares.

For	Against	Abstentions	Broker Non-Votes
68,205,955	2,728,722	242,565	22,971,121

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated 2009 Stock Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: August 28, 2018	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: President and Chief Executive Officer